Exhibit 99.1
NEWS RELEASE
[AMKOR LOGO]
AMKOR ANNOUNCES EXPECTED RESTATEMENT
OF FINANCIALS FOR STOCK-BASED COMPENSATION
CHANDLER, Ariz., August 16, 2006 — Amkor Technology, Inc. (NASDAQ: AMKR) today announced that it expects to restate its previously issued financial statements to correct errors related to accounting for stock-based compensation expense.
As previously announced, Amkor’s board of directors has established a special committee to conduct a review of Amkor’s historical stock option grant practices. This review, which is being assisted by independent outside legal counsel, has not yet been completed, and the special committee has not reached any preliminary or final findings.
In the course of furnishing information to the special committee, Amkor has identified a number of occasions on which the measurement date used for financial accounting and reporting purposes for option awards granted to certain Amkor employees was different from the actual grant date. Under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) the Company should have recorded compensation expense for the difference in the values between these two dates, over their original vesting periods. In order to correct these accounting errors, Amkor expects to restate financial statements to record additional non-cash, stock-based compensation expense related to these options in fiscal years 1998 through 2005 and the first quarter of 2006.
As a result, on August 15, 2006, Amkor concluded that the range of potential adjustments resulting from the Company’s internal review would likely be material to the most recent financial statements and possibly to prior periods resulting in a restatement of the Company’s previously issued financial statements, including those contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, the Company’s Quarterly Reports on Form 10-Q filed during 2005, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. Accordingly, these financial statements should no longer be relied upon. Amkor intends to file its restated financial statements as soon as practicable. Amkor has not completed its assessment of the amount or effect of any such adjustments. Any additional non-cash, stock-based compensation expense would have the effect of decreasing income from operations, net income, and net income per share (basic and diluted) in periods in which Amkor reported a profit, and increasing loss from operations, net loss, and net loss per share in periods in which Amkor reported a loss. Amkor may also be required to record income tax charges associated with increased taxes arising from the adjustments and expects that expenses arising from the special committee review, the restatement and related activities will be significant. In addition to assessing the impact on its previously issued financial statements, management is assessing the impact of the restatement on the Company’s internal control over financial reporting as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and management’s evaluation of the effectiveness of disclosure controls and procedures included in the annual report and the Company’s Quarterly Reports on Form 10-Q for the periods affected. If the restatement is determined to represent a material weakness, management will conclude that the Company’s internal control over financial reporting was not effective as of December 31, 2005.
About Amkor
Amkor is a leading provider of advanced semiconductor assembly and test services. The company offers semiconductor companies and electronics OEMs a complete set of microelectronic design and manufacturing services. More information on Amkor is available from the company’s SEC filings and on Amkor’s web site: www.amkor.com.
Forward-Looking Statement Disclaimer
     This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the review to be conducted by the Special Committee, the Company’s intent to restate its financial statements and the Company’s intent to file the restated financial statements as soon as practicable. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: the results and findings of the review being conducted by the Special Committee; the impact, if any, of such results or findings on the financial statements of the Company; the amount or materiality of any additional compensation expense; the effect on the Company’s financial condition and results of operations; the Company’s ability to file required reports with the SEC on a timely basis; impairment of the Company’s ability to meet the requirements of the Nasdaq Stock Market for continued listing of the Company’s shares; the expenses related to the Special Committee’s review and restatement of the Company’s financial statements; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s historical stock option practices. Therefore, any forward-looking statements in this Form 8-K should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.
Contact:
Jeffrey Luth
VP Corporate Communications
480-821-5000 ext. 5130
jluth@amkor.com